Exhibit 4.13

LIMITED WAIVER AND CONSENT TO CREDIT AGREEMENT

This LIMITED WAIVER AND CONSENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of April 11, 2007 by and among SGS INTERNATIONAL, INC., a Delaware corporation (“US Borrower”), SOUTHERN GRAPHIC SYSTEMS - CANADA, CO./SYSTEMES GRAPHIQUES SOUTHERN – CANADA, CO., an unlimited liability company organized under the laws of Nova Scotia (“Canadian Borrower”, and together with US Borrower, the “Borrowers” and each individually, a “Borrower”), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement hereinafter defined), the Required Lenders signatory hereto, UBS AG, STAMFORD BRANCH, as US administrative agent (in such capacity, “US Administrative Agent”), as US collateral agent (in such capacity, “US Collateral Agent”) and as Canadian collateral agent (in such capacity, “Canadian Collateral Agent” and, together with US Collateral Agent, the “Collateral Agents”), and NATIONAL CITY BANK, as Canadian administrative agent (in such capacity, “Canadian Administrative Agent” and, together with US Administrative Agent, the “Administrative Agents”).

RECITALS

WHEREAS, the Borrowers, Guarantors, Collateral Agents, Administrative Agents and Lenders entered into that certain Credit Agreement dated as of December 30, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the US Borrower has determined to restate its earnings for the first three quarters of fiscal year 2006 and the December 31, 2005 balance sheet (the “Restatements”). The US Borrower filed a report on Form 8K on March 30, 2007 describing the Restatements in greater detail, which is attached hereto as Exhibit A and incorporated by reference;

WHEREAS, the Loan Parties are unable to timely deliver the financial statements for the fiscal year ended December 31, 2006 as required by Section 5.01(a) and the Compliance Certificate and Financial Officer certificate (“Officer’s Certificate”) accompanying the delivery of such annual financial statements required by Sections 5.01(d) and (e), respectively; and

WHEREAS, the Loan Parties have requested that the Required Lenders (i) waive any Defaults or Events of Default under Section 8.01(c) that result from the Restatements and (ii) waive the applicable provisions of Sections 5.01(a), (d) and (e) solely to the extent necessary to relieve the Loan Parties of their obligations to deliver the financial statements required by Section 5.01(a) for the fiscal year ending December 31, 2006 by April 2, 2007 and consent to the Loan Parties delivering such financial statements and related Compliance Certificate and Officer’s Certificate no later than April 17, 2007.

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agents, the Required Lenders and the Loan Parties agree as follows:

1 Limited Waiver and Consent. Subject to the satisfaction of each of the conditions to effectiveness set forth in Section 2 hereof, the Loan Parties and the Required Lenders hereby agree as follows:

1.1 Immediately upon the effectiveness of this Agreement, the Required Lenders hereby waive any Defaults or Events of Default that result under Section 8.01(c) that result from the Restatements; provided, however, that the waiver set forth in this Section 1.1 shall be of no force and effect if the Restatements result in a reduction in EBITDA of 5% or more from the amounts set forth in the Form 8K attached hereto as Exhibit A for any of the periods covered by the Restatements.

1.2 Immediately upon the effectiveness of this Agreement, the Required Lenders hereby waive compliance with the applicable provisions of Section 5.01(a), (d) and (e) to the extent, and solely to the extent, necessary to relieve the Loan Parties of their obligation to deliver the financial statements required by Section 5.01(a) for the fiscal year ended December 31, 2006 and the accompanying Compliance Certificate and Officer’s Certificate by April 2, 2007.

1.3 Immediately upon the effectiveness of this Agreement, the Required Lenders hereby consent to extending the time by which the Loan Parties are required to deliver the financial statements required by Section 5.01(a) for the fiscal year ended December 31, 2006 and the accompanying Compliance Certificate and Officer’s Certificate until April 17, 2007; provided, however, that the failure to deliver such financial statements, Compliance Certificate and Officer’s Certificate by April 17, 2007 shall be an immediate Event of Default under the Credit Agreement.

1.4 The limited waiver and consent set forth in this Section 1 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement, Security Agreements or of any other Loan Document, except as expressly provided in this Agreement, or prejudice any right or rights that Agents or Lenders have or may have in the future under or in connection with the Credit Agreement, the Security Agreements or any other Loan Document.

2 Conditions to Effectiveness. This Agreement shall be effective on the date on which all of the following conditions precedent are satisfied:

2.1 This Agreement shall have been executed and delivered by the Required Lenders and the Loan Parties.

2.2 The representations and warranties contained herein shall be true and correct in all respects, and, after giving effect to this Agreement, no Event of Default or Default shall exist on the date hereof.

3 Representations and Warranties.

3.1 The execution, delivery and performance by the Loan Parties of this Agreement has been duly authorized by all necessary corporate action and this

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Agreement is a legal, valid and binding obligation of the Loan Parties enforceable against the Loan Parties in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

3.2 Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

3.3 Neither the execution, delivery and performance of this Agreement by the Loan Parties nor the consummation of the transactions contemplated hereby does or shall result in a breach of, or violate (i) any provision of any Loan Party’s articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality, applicable to the Loan Parties or binding upon any of their properties, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party is a party or by which any Loan Party or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to the Agents on or before the date hereof.

4 Reference to and Effect upon the Credit Agreement.

4.1 Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

4.2 The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

4.3 The Loan Parties acknowledge and agree that the execution and delivery by the Required Lenders of this Agreement shall not be deemed (i) to create a course of dealing or otherwise obligate Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (ii) to amend, relinquish or impair any right of Agents or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Agreement.

4.4 The Loan Parties affirm and acknowledge that this Agreement constitutes a Loan Document under the Credit Agreement and any reference to the Loan

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Documents under the Credit Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise specify.

5 Costs and Expenses. As provided in Section 10.03 of the Credit Agreement, Borrowers agree to reimburse Agents for all reasonable out-of-pocket expenses incurred by the Administrative Agents and the Collateral Agents in connection with the preparation, execution and delivery of this Agreement, including the fees, charges and disbursements of Latham & Watkins, LLP, counsel for the Agents.

6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

7 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

8 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof, and such party shall promptly follow its facsimile signature page by mailing of a hard copy original.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SGS INTERNATIONAL, INC.

By:	/s/ Henry R. Baughman
Name:	Henry R. Baughman
Title:	President and Chief Executive Officer

SOUTHERN GRAPHIC SYSTEMS - CANADA, CO./SYSTEMES GRAPHIQUES SOUTHERN-CANADA, CO.

By:	/s/ Henry R. Baughman
Name:	Henry R. Baughman
Title:	Chairman and Vice President

SOUTHERN GRAPHICS INC.

By:	/s/ Henry R. Baughman
Name:	Henry R. Baughman
Title:	President

SGS PACKAGING EUROPE HOLDINGS LIMITED

By:	/s/ Henry R. Baughman
Name:	Henry R. Baughman
Title:	Director

SOUTHERN GRAPHIC SYSTEMS, MEXICO, S. DE R.L. DE C.V.

By:	/s/ Henry R. Baughman
Name:	Henry R. Baughman
Title:	Vice President

SOUTHERN GRAPHIC SYSTEMS, INC.

By:	/s/ Henry R. Baughman
Name:	Henry R. Baughman
Title:	President and Chief Executive Officer

PROJECT DOVE HOLDCO, INC.

By:	/s/ Henry R. Baughman
Name:	Henry R. Baughman
Title:	Chairman, Vice President

PROJECT DOVE MANITOBA LP

By:	PROJECT DOVE HOLDCO, INC.
Its:	General Partner

By:	/s/ Henry R. Baughman
Name:	Henry R. Baughman
Title:	Chairman, Vice President

MCG GRAPHICS LIMITED

By:	/s/ Henry R. Baughman
Name:	Henry R. Baughman
Title:	Director

SOS PACKAGING EUROPE LIMITED

By:	/s/ Henry R. Baughman
Name:	Henry R. Baughman
Title:	Director

SYNNOFLEX INC.

By:	/s/ Henry R. Baughman
Name:	Henry R. Baughman
Title:	Senior Vice President

THE BOX ROOM LIMITED

By:	/s/ Henry R. Baughman
Name:	Henry R. Baughman
Title:	Director

SGS PACKAGING NETHERLANDS B.V.

By:	/s/ Henry R. Baughman
Name:	Henry R. Baughman
Title:	Managing Director

UBS AG, STAMFORD BRANCH, as US Administrative Agent, US Collateral Agent and Canadian Collateral Agent

By:	/s/ David B. Julie
Name:	David B. Julie
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

NATIONAL CITY BANK, as Canadian Administrative Agent

By:	/s/ James C. Ritchie
Name:	James C. Ritchie
Title:	SVP

ADDITIONAL SIGNATURE PAGES

AND EXHIBIT A OMITTED